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                                                                     EXHIBIT 4.2

                          FIRST SUPPLEMENTAL INDENTURE
                      (Senior Subordinated Debt Indenture)

         This FIRST SUPPLEMENTAL INDENTURE, dated as of December 18, 2003, (this "First Supplemental Indenture"), by and between KB Home, a Delaware corporation (the "Issuer"), SunTrust Bank (successor to SunTrust Bank, Atlanta), as trustee under the Indenture referred to below (the "Trustee"), and each of the Guarantors (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Issuer and the Trustee have heretofore executed and delivered a Senior Subordinated Debt Indenture, dated as of November 19, 1996 (the "Original Indenture, which term shall include the form and terms of each series of Securities (as defined in the Original Indenture) established as contemplated under the Original Indenture; the Original Indenture, as amended and supplemented by this First Supplemental Indenture is hereinafter called the "Indenture"), providing for the issuance from time to time of the Issuer's Securities;

         WHEREAS, pursuant to Article Two of the Original Indenture, the Issuer has established (i) by Officers' Certificates, dated as of January 27, 2003 and February 7, 2003 the form and terms of a series of the Issuer's Securities designated the "7 3/4% Senior Subordinated Notes due 2010" (the "2010 Notes"),
(ii) by an Officers' Certificate, dated as of December 14, 2001, the form and terms of a series of the Issuer's Securities designated the "8 5/8% Senior Subordinated Notes due 2008" (the "2008 Notes") and (iii) by an Officers' Certificate, dated as of February 8, 2001, the form and terms of a series of the Issuer's Securities designated the "9 1/2% Senior Subordinated Notes due 2011" (the "2011 Notes," and together with the 2010 Notes and the 2008 Notes, the "Senior Subordinated Notes");

         WHEREAS, the Issuer and the Guarantors wish to supplement the Original Indenture to provide for the guaranty by the Guarantors of the obligations of the Issuer under the Senior Subordinated Notes and, solely insofar as relates to the Senior Subordinated Notes, under the Original Indenture, and otherwise to modify the Original Indenture on the terms set forth in this First Supplemental Indenture; and

         WHEREAS, the Issuer has requested that the Trustee execute and deliver this First Supplemental Indenture pursuant to Section 8.1 of the Original Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms have been performed and the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects by the Issuer and each of the Guarantors.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders (as defined in the Original Indenture) from time to time of the Senior Subordinated Notes as follows:

                                   ARTICLE ONE

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                         GUARANTY AND RELATED PROVISIONS

                  SECTION 1.1 Additional Event of Default. Pursuant to Section 24(a) of each Officers' Certificate (as defined in Section 14.1 of the Indenture), Section 5.1 of the Original Indenture was amended and restated, but only insofar as it relates to the series of Senior Subordinated Notes issued pursuant to such Officers' Certificate, to read in full as set forth in such
Section 24(a), and Section 5.1 as set forth in Section 24(a) of each Officers' Certificate is hereby further amended, but only insofar as relates to the series of Senior Subordinated Notes issued pursuant to such Officers' Certificates, by replacing the period following clause (f) with "; or" and adding the following new clause (g) thereto, such clause to read in full as follows:

                  "(g) the Guaranty (as defined in Section 14.1 of this Indenture) of any Guarantor (as defined in Section 14.1 of this Indenture) with respect to the Notes ceases to be in full force and effect (other than by reason of the release of such Guarantor in accordance with the terms of Article Fourteen of this Indenture) or is declared to be null and void or unenforceable or the Guaranty of any Guarantor with respect to the Notes is found to be invalid or a Guarantor denies its liability under its Guaranty with respect to the Notes (other than by reason of the release of such Guarantor in accordance with the terms of Article Fourteen of this Indenture)."

         SECTION 1.2. Amendment of Section 5.7 of the Indenture. Section 5.7 of the Original Indenture is hereby amended and restated, but only insofar as relates to the Senior Subordinated Notes, to read in full as follows:

                  "SECTION 5.7 Unconditional Right of the Securityholders to Institute Certain Suits. Notwithstanding any other provisions of this Indenture and any provision of any Senior Subordinated Note or Guaranty, the right of any Holder of any Senior Subordinated Note to receive payment of the principal of and interest on such Senior Subordinated Note on or after the respective due dates expressed in this Indenture or such Senior Subordinated Note (and to receive such payment pursuant to any Guaranty of such Senior Subordinated Note), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder."

                  SECTION 1.3 Guaranty and Subordination of Guaranty. The Original Indenture is hereby amended, but only insofar as relates to the Senior Subordinated Notes, to add the following new Article Fourteen and Article Fifteen, such Articles to read in full as follows:

                                "ARTICLE FOURTEEN
                                    GUARANTY

                  "SECTION 14.1 Defined Terms. Capitalized terms used in Article Fourteen and Article Fifteen of this Indenture have the meanings given them in such Articles and the Officers' Certificates (provided, however, if the definition of any term defined in any Officers' Certificate differs from the definition of such term in any other Officers' Certificate, then the definition of such term with respect to the 2008 Notes, the 2010 Note and the 2011 Notes shall be the definition of such term set forth in the respective

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         Officers' Certificates applicable to such series of Senior Subordinated
         Notes), or if not defined in this Article Fourteen, such Article
         Fifteen or the Officers' Certificates, in Section 1.1 of this Indenture.

                  "As used in this Article Fourteen and in Article Fifteen, the following terms have the respective meanings set forth below:

                          "2008 Notes" means that series of the Issuer's
                  Securities designated as the "8 5/8% Senior Subordinated Notes due 2008."

                          "2008 Officers' Certificate" means the Officers'
                  Certificate, dated as of December 14, 2001, establishing the form and terms of the 2008 Notes pursuant to Article Two of this Indenture.

                          "2010 Notes" means that series of the Issuer's
                  Securities designated as the "7 3/4% Senior Subordinated Notes due 2010."

                          "2010 Officers' Certificates" means the Officers'
                  Certificates, dated as of January 27, 2003 and February 7, 2003, establishing the form and terms of the 2010 Notes pursuant to Article Two of this Indenture.

                          "2011 Notes" means that series of the Issuer's
                  Securities designated as the "9 1/2% Senior Subordinated Notes due 2011."

                          "2011 Officers' Certificate" means the Officers'
                  Certificate, dated as of February 8, 2001, establishing the form and terms of the 2011 Notes pursuant to Article Two of this Indenture.

                          "Guaranty" and "Guaranties" mean the guaranty set
                  forth in Section 14.2 of this Indenture and any guaranties that are executed and delivered pursuant to Section 14.14 of this Indenture, collectively, or all or any such guaranties, as the context shall require.

                          "Guarantors" means (i) the Persons whose names appear
                  under the caption "Guarantors" on the signature pages of the First Supplemental Indenture dated as of December 18, 2003 between the Issuer, the Trustee and the Guarantors named therein and (ii) any Person that becomes a Guarantor after the date of such First Supplemental Indenture in accordance with the provisions of this Article Fourteen, but excluding in each case any Person whose Guaranty has been released pursuant to the terms of this Article Fourteen.

                          "Loan Agreement" means that certain Revolving Loan
                  Agreement, dated as of October 24, 2003, between the Issuer, the banks party thereto and Bank of America, N.A., as Administrative Agent, Bank One, N.A., as Syndication Agent, Fleet National Bank, Credit Lyonnais New York Branch, Wachovia Bank, National Association, KeyBank National Association and SunTrust Bank, as Documentation Agents, and Banc of America Securities LLC, as Sole Lead

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                  Arranger and Sole Book Manager, as the same may be amended, supplemented or modified from time to time and including any increase in the amount of credit available thereunder.

                          "Officers' Certificates" means, collectively, the 2008
                  Officers' Certificate, the 2010 Officers' Certificates and the 2011 Officers' Certificate and "Officers' Certificate" means any of the Officers' Certificates.

                          "Senior Subordinated Notes" means, collectively, the
                  2008 Notes, the 2010 Notes and the 2011 Notes.

                          "Substitute Loan Agreement" means any credit facility
                  (as the same may be amended, supplemented or modified from time to time) of the Issuer which is created subsequent to December 18, 2003 and which replaces all or part of the Loan Agreement or a Substitute Loan Agreement (and which may provide for an increase in the amount of credit available thereunder), so long as the Issuer is a borrower under such Substitute Loan Agreement.

                  "SECTION 14.2 Unconditional Guaranty. In recognition of the benefits that the issuance of the Senior Subordinated Notes has conferred and will continue to confer, and the benefits that the issuance of the Guaranties will confer, upon the Issuer and the Guarantors and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby absolutely and unconditionally guaranties, jointly and severally, to each Holder of any Senior Subordinated Notes and to the Trustee on behalf of each such Holder prompt payment when due, whether at stated maturity, upon acceleration, upon repurchase at the option of the Holder, upon redemption at the option of the Issuer or otherwise, and at all times thereafter, of the principal of and premium, if any, and interest on the Senior Subordinated Notes and of any and all other existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of the Issuer to the Holders of the Senior Subordinated Notes arising under this Indenture or the Senior Subordinated Notes (collectively, the "Guarantied Obligations"). The Trustee's books and records showing the amount of the Guarantied Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors and conclusive for the purpose of establishing the amount of the Guarantied Obligations, absent manifest error. The Guaranties shall not be affected by the validity, regularity or enforceability of the Guarantied Obligations or of the Senior Subordinated Notes, this Indenture or any other instrument or agreement evidencing any Guarantied Obligations, or any question as to the authenticity of any of the Senior Subordinated Notes, this Indenture or any other such instrument or agreement, or by the existence, validity, enforceability, perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guarantied Obligations which might otherwise constitute a defense to the obligations of any Guarantor under its Guaranty, other than payment in full by the Issuer or any other Person.

                  "SECTION 14.3 Limitation of the Guarantors' Liability. Each Guarantor and, by its acceptance and ownership of a Senior Subordinated Note and by its acceptance of any

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         benefits under any Guaranty, each Holder of a Senior Subordinated Note hereby confirms that it is the intention of all parties that the obligations of the Guarantors under their Guaranties shall not constitute a fraudulent conveyance or fraudulent transfer under any applicable fraudulent conveyance, fraudulent transfer, bankruptcy, insolvency or other similar law of any applicable jurisdiction. To effectuate the foregoing intention, each Holder of the Senior Subordinated Notes, by its acceptance and ownership of Senior Subordinated Notes and by its acceptance of any benefits under any Guaranty, and each Guarantor hereby agree that the obligations of such Guarantor under its Guaranty are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under its Guaranty not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Subject to the preceding limitation, the obligations of each Guarantor under its Guaranty constitute a guaranty of payment in full when due and not merely a guaranty of collectability

                  "SECTION 14.4 No Termination. Each Guaranty is a continuing and irrevocable guaranty of all Guarantied Obligations now or hereafter existing and shall remain in full force and effect until all of the Guarantied Obligations are paid in full or, in the case of the Guaranty of any Guarantor, until such time, if any, as such Guarantor is released from its Guaranty in accordance with this Article Fourteen. All payments under any Guaranty shall be made to the Trustee on behalf of the Holders of the applicable series of Senior Subordinated Notes.

                  "SECTION 14.5 Waiver of Notices. Each Guarantor waives, to the fullest extent permitted by law, notice of the acceptance of its Guaranty and of the extension or continuation of the Guarantied Obligations or any part thereof. Each Guarantor further waives, to the fullest extent permitted by law, presentment, protest, notice, dishonor or default, demand for payment and any other notices to which such Guarantor might otherwise be entitled.

                  "SECTION 14.6 Subrogation. The Guarantors shall exercise no right of subrogation, contribution or similar rights against the Issuer or any other Guarantor with respect to any payments on the Guarantied Obligations made under any Guaranty until all of the Guarantied Obligations are paid in full. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Holders of the Senior Subordinated Notes, and shall forthwith be paid to the Trustee, on behalf of such Holders.

                  "SECTION 14.7. Waiver of Suretyship Defenses. Each Guarantor agrees, to the fullest extent permitted by law, that the Trustee or, subject to Sections 5.6 and 5.7 of this Indenture, the Holders of the Senior Subordinated Notes may, at any time and from time to time, and without notice to such Guarantor, make any agreement with the Issuer or with any other Person liable on any of the Guarantied Obligations or providing collateral as security for the Guarantied Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guarantied Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any

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         instrument or agreement evidencing the Guarantied Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of such Guarantor under its Guaranty. To the fullest extent permitted by law, each Guarantor waives any defense arising by reason of any disability or other defense of the Issuer or any other Guarantor, or the cessation from any cause whatsoever of the liability of the Issuer (other than by payment in full of the Guarantied Obligations), or any claim that such Guarantor's obligations exceed or are more burdensome than those of the Issuer and waives the benefit of any statute of limitations affecting the liability of such Guarantor hereunder. To the fullest extent permitted by law, each Guarantor waives any right to enforce any remedy which the Trustee or any Holder of the Senior Notes now has or may hereafter have against the Issuer and waives any benefit of and any right to participate in any security now or hereafter held by the Trustee or any Holder of the Senior Subordinated Notes until all of the Guarantied Obligations are paid in full. Further, each Guarantor consents, to the fullest extent permitted by law, to the Trustee's or any Holder's taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantors under their Guaranties or which, but for this provision, might operate as a discharge of any Guarantor.

                  "SECTION 14.8 Exhaustion of Other Remedies Not Required. The obligations of each Guarantor under this Indenture and its Guaranty are those of primary obligor, and not merely as surety, and are independent of the Guarantied Obligations. Each Guarantor waives, to the fullest extent permitted by law, diligence by the Trustee or the Holders and action on delinquency in respect of the Guarantied Obligations or any part thereof, including, without limitation any provisions of law requiring any party to exhaust any right or remedy or to take any action against the Issuer, any other Guarantor or any other Person or property before enforcing the Guaranty against such Guarantor.

                  "SECTION 14.9 Reinstatement. Notwithstanding anything in this Indenture or any Guaranty delivered pursuant to Section 14.14 of this Indenture to the contrary, the provisions of this Article Fourteen and of the Guaranties delivered pursuant to Section 14.14 of this Indenture shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guarantied Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or any other Person or otherwise, as if such payment had not been made and whether or not the Trustee or any Holder of Senior Subordinated Notes is in possession of or has released any Guarantor from its Guaranty and regardless of any prior revocation, rescission, termination or reduction.

                  "SECTION 14.10 Subordination. While an Event of Default under the Senior Subordinated Notes of any series has occurred and is continuing, each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Issuer owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Issuer to such Guarantor as subrogee of the Trustee or any Holder of Senior Subordinated Notes or resulting from such Guarantor's performance under its Guaranty, until such time as all Guarantied Obligations have been paid in full. If the

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         Trustee so requests or, subject to Sections 5.6 and 5.7 of this
         Indenture, the Holders of at least 25% of the outstanding principal amount of the Senior Subordinated Notes of any series so request, any such obligation or indebtedness of the Issuer to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Trustee and the proceeds thereof shall be paid over to the Trustee on behalf of the Holders of the Senior Subordinated Notes on account of the Guarantied Obligations, but without reducing or affecting in any manner the liability of any of the Guarantors under their Guaranties.

                  "SECTION 14.11 Information. While an Event of Default under the Senior Subordinated Notes of any series has occurred and is continuing, each Guarantor shall furnish promptly to the Trustee any and all financial or other information regarding such Guarantor or its property as the Trustee may reasonably request in writing.

                  "SECTION 14.12 Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guarantied Obligations relating to any series of Senior Subordinated Notes is stayed, upon the insolvency, bankruptcy or reorganization of the Issuer or any other Person, or otherwise, all such Guarantied Obligations shall nonetheless be payable by the Guarantors immediately upon demand by the Trustee or the Holders of at least 25% of the outstanding principal amount of the Senior Subordinated Notes of such series, as the case may be.

                  "SECTION 14.13 Condition of the Issuer. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Issuer such information concerning the financial condition, business and operations of the Issuer as such Guarantor requires, and that neither the Trustee nor any Holder has any duty, and such Guarantor is not relying on the Trustee or any Holder at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Issuer.

                  "SECTION 14.14 Execution of Guaranty. To further evidence the Guaranty set forth in Section 14.2 hereof, each Guarantor hereby agrees to execute a Guaranty in substantially the form set forth below in respect of each series of Senior Subordinated Notes:

                               "[FORM OF GUARANTY]

                                    "GUARANTY

                  "For value received, each of the undersigned (the "Guarantors") hereby absolutely and unconditionally guaranties, jointly and severally, to each Holder of any of the Issuer's [INSERT REFERENCE TO APPLICABLE SERIES OF SENIOR SUBORDINATED NOTES] [8 5/8% Senior Subordinated Notes due 2008] [7 3/4% Senior Subordinated Notes due 2010] [9 1/2% Senior Subordinated Notes due 2011] (the "Subject Notes") and to the Trustee on behalf of each such Holder prompt payment when due, whether at stated maturity, upon acceleration, upon repurchase at the option of the Holder, upon redemption at the option of the Issuer

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         or otherwise, and at all times thereafter, of the principal of and premium, if any, and interest on any of the Subject Notes and of any and all other existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of the Issuer to the Holders of the Subject Notes arising under the Senior Subordinated Debt Indenture dated as of November 19, 1996, as amended and supplemented by the First Supplemental Indenture dated as of December 18, 2003, among the Issuer, Sun Trust Bank, as successor trustee, and the guarantors party thereto (such Indenture, as so amended and supplemented and as the same may be further amended or supplemented from time to time, the "Indenture") or the Subject Notes (collectively, the "Guarantied Obligations") in accordance with, and subject to, the terms set forth in Article Fourteen of the Indenture. All capitalized terms used in this Guaranty which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

                  "Each Guarantor and, by its acceptance and ownership of a Subject Note and by its acceptance of any benefits under this Guaranty, each Holder of a Subject Note hereby confirms that it is the intention of all parties that the obligations of the Guarantors under their Guaranties shall not constitute a fraudulent conveyance or fraudulent transfer under any applicable fraudulent conveyance, fraudulent transfer, bankruptcy, insolvency or other similar law of any applicable jurisdiction. To effectuate the foregoing, each Holder of Subject Notes, by its acceptance and ownership of Subject Notes and by its acceptance of any benefits under this Guaranty, and each Guarantor hereby agrees that the obligations of such Guarantor under its Guaranty are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under its Guaranty not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Subject to the preceding limitation, the obligations of each Guarantor under its Guaranty constitute a guaranty of payment in full when due and not merely a guaranty of collectability.

                  "The obligations of each Guarantor to the Holders of Subject Notes and to the Trustee pursuant to its Guaranty and the Indenture are expressly set forth in Article Fourteen of the Indenture, and reference is hereby made to such Indenture for the precise terms thereof.

                  "This instrument shall be governed by and construed in accordance with the laws of the State of New York.

                  "IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed by their respective duly authorized signatories.

                                               [NAMES OF GUARANTORS]

                                               By:
                                                   -----------------------------
                                                   Title:

                  "Upon execution of any Guaranty pursuant to this Section 14.14, the Guarantors party thereto shall deliver such Guaranty to the Trustee, which shall deliver such

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         Guaranty to the Holders of the Senior Subordinated Notes of the
         applicable series as an endorsement to the Senior Subordinated Notes of such series held by such Holders, or alternatively hold such Guaranty on behalf of each such Holders.

                  "Anything in this Indenture or the Senior Subordinated Notes to the contrary notwithstanding, neither the validity nor the enforceability of any Guaranty set forth in Section 14.2 of this Indenture shall be impaired or otherwise affected by the fact that a Guaranty (whether in substantially the form specified pursuant to this Section 14.14 or otherwise) is not endorsed on any of the Senior Subordinated Notes or delivered to any Holder of Senior Subordinated Notes or the Trustee, and each Guarantor agrees that its Guaranty set forth in Section 14.2 of this Indenture shall remain in full force and effect with respect to each Senior Subordinated Note notwithstanding any failure of any or all of the Guarantors to execute or deliver Guaranties pursuant to this Section 14.14, it being understood and agreed by the Guarantors and the Issuer that the provisions of this
         Section 14.14 are intended merely to further evidence the Guaranties set forth in Section 14.2.

                  "Each Guarantor agrees that any Guaranty executed pursuant to this Section 14.14 shall be signed on behalf of such Guarantor by its president, any vice president or its treasurer or any other duly authorized signatory of such Guarantor (each, a "subject officer") and that such Guarantor's seal, or a facsimile thereof, may, but need not be, affixed to such Guaranty. The signature of any subject officer may be the manual or facsimile signature of the present or any future such subject officer. Typographical and other minor errors defects in any such reproduction of any such signature shall not effect the validity or enforceability of any Guaranty delivered pursuant to this Section 14.14.

                  "In case any subject officer of any Guarantor who shall have signed any Guaranty pursuant to this Section 14.14 shall cease to be such subject officer before such Guaranty shall have been delivered to the Holders of Senior Subordinated Notes or the Trustee, such Guaranty may nonetheless be delivered as though the person who signed such Guaranty had not ceased to be such subject officer, and any Guaranty delivered pursuant to this Section 14.14 may be signed on behalf of any Guarantor by any person who was, at the actual date of the execution of such Guaranty, a subject officer of such Guarantor.

                  "SECTION 14.15  Release of Guarantors.

                  "(a)     For so long as the Issuer is a party to or otherwise
         bound by the terms of the Loan Agreement or any Substitute Loan Agreement, if a Guarantor is released from all of its guaranties under or pursuant to the Loan Agreement and all Substitute Loan Agreements, such Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under this Indenture and its Guaranty without any further action required on the part of the Issuer, the other Guarantors, the Trustee or any Holder.

                  "(b)     For so long as the Issuer is not a party to or bound
         by the terms of the Loan Agreement or any Substitute Loan Agreement, if a Guarantor shall cease to be either a Restricted Domestic Subsidiary or a Restricted Significant Subsidiary, such

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         Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under this Indenture and its Guaranty without any further action required on the part of the Issuer, the other Guarantors, the Trustee or any Holder; provided that all guarantees (as defined in Section 20 of the Officers' Certificates) by such Guarantor of any other Indebtedness (as defined in Section 20 of the Officers' Certificates) of the Issuer (other than guarantees of Senior Indebtedness of the Issuer) and all guarantees by such Guarantor (other than guarantees that constitute Guarantor Senior Indebtedness of such Guarantor) of any Indebtedness (as defined in Section 20 of the Officers' Certificates) of any Subsidiaries of the Issuer are terminated at or prior to the time of such release.

                  "(c)     The Trustee shall deliver an appropriate instrument
         evidencing any such release upon receipt of a written request by the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel, each to the effect that such release has been effected in compliance with the provisions of this Indenture.

                  "SECTION 14.16  Additional Guarantors.

                  "(a)     For so long as the Issuer is a party to or bound by
         the terms of the Loan Agreement or any Substitute Loan Agreement, if any Subsidiary of the Issuer that is not then a Guarantor guaranties any indebtedness or other obligations of the Issuer under the Loan Agreement or any Substitute Loan Agreement, then, contemporaneously with or prior to the effectiveness of such guaranty, the Issuer shall
         (i) execute and deliver, cause such Subsidiary and all other Guarantors to execute and deliver and use its reasonable best efforts to cause the Trustee to execute and deliver a supplemental indenture, in form satisfactory to the Trustee, pursuant to which such Subsidiary shall become a Guarantor under this Indenture and shall cause such Subsidiary and all other Guarantors to execute and deliver Guaranties pursuant to
         Section 14.14 of this Indenture and (ii) deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such supplemental indenture and such Guaranties pursuant to Section 14.14 hereof comply with this Indenture. Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture unless and until released from its Guaranty pursuant to Section 14.15 of this Indenture.

                  "(b)     For so long as the Issuer is not a party to or bound
         by the terms of the Loan Agreement or any Substitute Loan Agreement, if any Subsidiary of the Issuer that is not a Guarantor is or becomes both a Restricted Domestic Subsidiary and a Restricted Significant Subsidiary, the Issuer shall (i) promptly execute and deliver, cause such Subsidiary and all other Guarantors to execute and deliver and use its reasonable best efforts to cause the Trustee to execute and deliver a supplemental indenture, in form satisfactory to the Trustee, pursuant to which such Subsidiary shall become a Guarantor under this Indenture and shall cause such Subsidiary and all other Guarantors to execute and deliver Guaranties pursuant to Section 14.14 of this Indenture and (ii) deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such supplemental indenture and such Guaranties pursuant to Section 14.14 hereof comply with this Indenture. Thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture unless and until released from its Guaranty pursuant to
         Section 14.15 of this

         Indenture.

                  "SECTION 14.17. Notices to Guarantors. Any notice or demand to a Guarantor under this Indenture shall be delivered pursuant to Section
         11.4 of this Indenture to such Guarantor in care of the Issuer.

                  "SECTION 14.18 Waiver of Stay, Extension and Usury Laws. Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive such Guarantor from paying all or any portion of any amount due under its Guaranty as contemplated in this Indenture, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and (to the extent that it may lawfully do so) each Guarantor hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                "ARTICLE FIFTEEN
                            SUBORDINATION OF GUARANTY

                  "Section 15.1 Agreement to Subordinate. Each Guarantor covenants and agrees, and each Holder of any Senior Subordinated Note, by such Holder's acceptance and ownership thereof and by such Holder's acceptance of any benefits under any Guaranty likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Fifteen, payment of any and all amounts by such Guarantor under its Guaranty of the Senior Subordinated Notes is hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Guarantor.

                  "Guarantor Senior Indebtedness" means, with respect to any Guarantor, the principal of (and premium, if any) and unpaid interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Laws, whether or not the payment of such interest is permitted by law) or accrued original issue discount on and other amounts due on or in connection with any Debt incurred, assumed or guarantied by such Guarantor whether outstanding on the date the First Supplemental Indenture, dated as of December 18, 2003 between the Issuer, the Trustee and the guarantors party thereto (the "First Supplemental Indenture") or thereafter incurred, assumed or guarantied and all renewals, extensions and refundings of any such Debt; provided, however, that the following will not constitute Guarantor Senior Indebtedness of such Guarantor:

                           "(a)     any Debt of such Guarantor as to which, in
                  the instrument creating the same or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Debt is subordinate in right of payment to all other Debt of such Guarantor not expressly subordinated to such Debt;

                           "(b)     any Debt of such Guarantor which by its
                  terms refers explicitly to the Guaranties of the Senior Subordinated Notes and states that such Debt shall not be senior in right of payment to the Guaranties of the Senior Subordinated Notes;

                           "(c)     all Guaranties of such Guarantor in respect
                  of the Senior Subordinated Notes;

                           "(d)     any Debt of such Guarantor to any Subsidiary
                  of such Guarantor or of the Issuer;

                           "(e)     any Debt of such Guarantor to any joint
                  venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated in the Issuer's or such Guarantor's consolidated financial statements; and

                           "(f)     any Debt of such Guarantor which by its
                  terms ranks pari passu with or subordinate to such Guarantor's Guaranties of the Senior Subordinated Notes.

         "For purposes of the foregoing definition, it is hereby expressly agreed and understood that all references to Debt of any Guarantor shall include all obligations of such Guarantor as guarantor of any Debt of others and, without limitation to the foregoing, any guaranty by such Guarantor of the Issuer's 7 3/4% Senior Notes due October 15, 2004 shall constitute Guarantor Senior Indebtedness of such Guarantor.

                  "Section 15.2. Payment Over of Proceeds Upon Dissolution, Etc. Upon any distribution of assets of a Guarantor in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to such Guarantor or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of such Guarantor, whether voluntary or involuntary, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Guarantor, then and in such event;

                           "(1)     the holders of the Guarantor Senior
                  Indebtedness of such Guarantor shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Guarantor Senior Indebtedness, or provision shall be made for such payment in cash, before the Holders of the Senior Subordinated Notes are entitled to receive any payment under or with respect to such Guarantor's Guaranty of the Senior Subordinated Notes; and

                           "(2)     any payment or distribution of assets of
                  such Guarantor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders of the Senior Subordinated Notes or the Trustee would be entitled but for the provisions of this Article Fifteen, including any such payment

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                  or distribution which may be payable or deliverable by reason of the payment of any other Debt of such Guarantor being subordinated to the payment of amounts due under such Guarantor's Guaranty, shall be paid, to the extent permitted by law, by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of the Guarantor Senior Indebtedness of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Guarantor Senior Indebtedness of such Guarantor may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and premium, if any, and interest on the Guarantor Senior Indebtedness of such Guarantor held or represented by each, to the extent necessary to make payment in full of all such Guarantor Senior Indebtedness of such Guarantor remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness of such Guarantor.

                  "In the event that, notwithstanding the foregoing provisions of this Section 15.2, the Trustee or the Holder of any Senior Subordinated Notes shall receive any payment or distribution of assets of a Guarantor of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Guarantor being subordinated to the payment of the amounts due under such Guarantor's Guaranty, before all Guarantor Senior Indebtedness of such Guarantor is paid in full or payment thereof provided for, then and in such event such payment or distribution shall, to the extent permitted by law, be held in trust for the benefit of and paid over or delivered forthwith to the holders of Guarantor Senior Indebtedness of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Guarantor Senior Indebtedness have been issued for application to the payment of all Guarantor Senior Indebtedness of such Guarantor remaining unpaid in the manner provided in clause (2) of the immediately preceding paragraph, to the extent necessary to pay all such Guarantor Senior Indebtedness of such Guarantor in full, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Indebtedness of such Guarantor.

                  "For purposes of this Article Fifteen only, the words "cash, property or securities" shall not be deemed to include shares of capital stock of any Guarantor as reorganized or readjusted, or securities of any Guarantor or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Article Fifteen with respect to the Guaranty of such Guarantor, to the payment of all Guarantor Senior Indebtedness of such Guarantor which may at the time be outstanding; provided, however, that (i) the Guarantor Senior Indebtedness of such Guarantor is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of any Guarantor Senior Indebtedness of such Guarantor are not, without the consent of such holders, altered by such reorganization or readjustment, including without limitation, such rights being impaired within the meaning of Section 1124 of Title 11 of the United States Code, or any impairment of the right to receive interest accruing during the pendency of a bankruptcy or insolvency proceeding, including proceedings under Title 11 of the United States Code.

                  "The consolidation of any Guarantor with, or the merger of any Guarantor into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all of its assets to another Person shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of such Guarantor for the purposes of this Section 15.2 if the corporation or Person formed by such consolidation or into which such Guarantor is merged or the Person which acquires by conveyance or transfer all or substantially all the assets of such Guarantor, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, and if required by Section 14.16 of this Indenture, become a Guarantor in accordance with the applicable provisions of Section 14.16.

                  "SECTION 15.3. Acceleration of Senior Subordinated Notes. In the event that any Senior Subordinated Notes shall have been accelerated and declared due and payable pursuant to Section 5.1, no Guarantor may make any payment under its Guaranty of the Senior Subordinated Notes or acquire any Senior Subordinated Notes until 135 days have passed after such acceleration occurs and may thereafter make payments under its Guaranty of the Senior Subordinated Notes or acquire Senior Subordinated Notes only if this Article Fifteen permits the payment or acquisition at that time.

                  "In the event that, notwithstanding the foregoing, a Guarantor shall make any payment to the Trustee or the Holder of any Senior Subordinated Notes prohibited by the foregoing provisions of this
         Section 15.3, then and in such event such payment shall, to the extent permitted by law, be held in trust for the benefit of and be paid over and delivered forthwith to the holders of Guarantor Senior Indebtedness of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing the Guarantor Senior Indebtedness of such Guarantor may have been issued.

                  "The provisions of this Section 15.3 shall not apply to any payment with respect to which Section 15.2 would be applicable.

                  "SECTION 15.4. Default on Guarantor Senior Indebtedness. A Guarantor may not make any payment under its Guaranty of the Senior Subordinated Notes and may not acquire any Senior Subordinated Notes for cash or property if:

                           "(1)     a default on Guarantor Senior Indebtedness
                  of such Guarantor or Senior Indebtedness of the Issuer occurs and is continuing that permits holders of such Guarantor Senior Indebtedness or such Senior Indebtedness, as the case may be, to accelerate the maturity thereof; and

                           "(2)     unless such default relates to a failure by
                  such Guarantor or the

                  Issuer to make any payment in respect of any Guarantor Senior Indebtedness of such Guarantor or any Senior Indebtedness of the Issuer, respectively, when due or within any applicable grace period (a "Payment Default"), such default is either the subject of judicial proceedings or such Guarantor or the Issuer receives notice of the default. If such Guarantor or the Issuer receives any such notice, then a similar notice received within nine months thereafter relating to the same default on the same issue of Guarantor Senior Indebtedness of such Guarantor or Senior Indebtedness of the Issuer, as the case may be, shall not be effective for purposes of this
                  Section 15.4.

                  "A Guarantor may resume payments under its Guaranty of the Senior Subordinated Notes and may acquire Senior Subordinated Notes if and when:

                           "(A)     (i) 135 days pass after, in the case of a
                  Payment Default, the later of the date such payment was due and the expiration of any applicable grace period for such payment or, in the case of any other such default, the date the related judicial proceedings commence or that notice of such default is given to such Guarantor or the Issuer, as the case may be, and (ii) the Guarantor Senior Indebtedness of such Guarantor or the Senior Indebtedness of the Issuer, as the case may be, in respect of which such default exists has not been declared due and payable in its entirety within such 135 day period or, if declared due and payable, such declaration has been rescinded, waived or annulled; or

                           "(B)     the default with respect to the Guarantor
                  Senior Indebtedness of such Guarantor or the Senior Indebtedness of the Issuer, as the case may be, is cured or waived; and

         this Article Fifteen otherwise permits the payment or acquisition at that time.

                  "In the event that, notwithstanding the foregoing, any Guarantor shall make any payment to the Trustee or the Holder of any Senior Subordinated Notes prohibited by the foregoing provisions of this Section 15.4, then and in such event such payment shall, to the extent permitted by law, be held in trust for the benefit of and be paid over and delivered forthwith to the holders of the Guarantor Senior Indebtedness of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing such Guarantor Senior Indebtedness may have been issued.

                  "The provisions of this Section 15.4 shall not apply to any payment with respect to which Section 15.2 would be applicable.

                  "Without limiting the effect of this Section 15.4, no Guarantor shall make any payment under its Guaranty during any period when the Issuer would be prohibited from making payments on the Senior Subordinated Notes pursuant to Section 13.4 of this Indenture.

                  "SECTION 15.5. Payment Permitted if No Default. Nothing contained in this Article Fifteen or elsewhere in this Indenture or in any of the Senior Subordinated Notes shall prevent (a) any Guarantor, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of such Guarantor referred to in Section 15.2 or under the conditions described in Section 15.3 or 15.4, from making payments at any time under its Guaranty of any Senior Subordinated Notes, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of such Guaranty if the Trustee did not have, at the time provided in the proviso to the first paragraph of
         Section 15.10, written notice that such payment would have been prohibited by the provisions of this Article Fifteen.

                  "SECTION 15.6. Subrogation. Subject to the payment in full of all Guarantor Senior Indebtedness of any Guarantor, the Holders of the Senior Subordinated Notes shall be subrogated, to the extent of the payments or distributions made to the holders of the Guarantor Senior Indebtedness of such Guarantor pursuant to the provisions of this Article Fifteen, to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities applicable to such Guarantor Senior Indebtedness until the principal of or interest on the Senior Subordinated Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of any Guarantor Senior Indebtedness of any Guarantor of any cash, property or securities to which the Holders of the Senior Subordinated Notes or the Trustee would be entitled except for the provisions of this Article Fifteen, and no payments pursuant to the provisions of this Article Fifteen to any Guarantor or to the holders any Guarantor Senior Indebtedness of such Guarantor by Holders of the Senior Subordinated Notes or the Trustee, shall, as between such Guarantor, its creditors other than holders of Guarantor Senior Indebtedness of such Guarantor and the Holders of the Senior Subordinated Notes, be deemed to be a payment or distribution by such Guarantor to or on account of the Guarantor Senior Indebtedness of such Guarantor.

                  "SECTION 15.7. Provisions Solely to Define Relative Rights. The provisions of this Article Fifteen are and are intended solely for the purpose of defining the relative rights of the Holders of the Senior Subordinated Notes, on one hand, and the holders of Guarantor Senior Indebtedness of the respective Guarantors, on the other hand. Nothing contained in this Article Fifteen or elsewhere in this Indenture or in the Senior Subordinated Notes or any Guaranty is intended to or shall

                           "(a)     impair, as between any Guarantor and the
                  Holders of the Senior Subordinated Notes, the obligation of such Guarantor, which is absolute and unconditional, to make all payment due under its Guaranty as and when the same shall become due and payable in accordance with the terms of such Guaranty and this Indenture and which, subject to the rights under this Article Fifteen of the holders of Guarantor Senior Indebtedness of such Guarantor, is intended to rank equally with all other general obligations of such Guarantor, or

                           "(b)     affect the relative rights against any
                  Guarantor of the Holders of

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                  the Senior Subordinated Notes and creditors of such Guarantor other than holders of Guarantor Senior Indebtedness of such Guarantor, or

                           "(c)     prevent the Trustee or the Holder of any
                  Senior Subordinated Notes from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Fifteen of the holders of Guarantor Senior Indebtedness of any Guarantor to receive cash, property or securities otherwise payable or deliverable to the Trustee or such Holder.

                  "SECTION 15.8. Trustee to Effectuate Subordination. Each Holder of any Senior Subordinated Notes, by such Holder's acceptance and ownership thereof and such Holder's acceptance of any benefits under the Guaranties, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fifteen and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper claim or proof of debt in connection with any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith relative to any Guarantor in proper form within 30 days prior to the expiration of the time to file such claim or proof of debt, then the holders of Guarantor Senior Indebtedness of such Guarantor are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Senior Subordinated Notes.

                  "SECTION 15.9. No Waiver of Subordination Provisions. No right of any present or future holder of any Guarantor Senior Indebtedness of any Guarantor to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  "Without in any way limiting the generality of the foregoing paragraph, the holders of any Guarantor Senior Indebtedness of any Guarantor may, at any time and from time to time, without the consent of, or notice to, the Trustee or the Holders of the Senior Subordinated Notes, without incurring responsibility to the Holders of the Senior Subordinated Notes and without impairing or releasing the subordination provided in this Article Fifteen or the obligations hereunder of the Holders of the Senior Subordinated Notes to the holders of Guarantor Senior Indebtedness of such Guarantor, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, any Guarantor Senior Indebtedness of such Guarantor, or otherwise amend or supplement in any manner any Guarantor Senior Indebtedness of such Guarantor or any instrument evidencing the same or any agreement under which such Guarantor Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise dispose of any property pledged, mortgaged or otherwise securing any Guarantor Senior Indebtedness of such Guarantor;
         (iii) release any Person liable in any manner for the collection of any Guarantor Senior Indebtedness of such Guarantor;

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         and (iv) exercise or refrain from exercising any rights against such
         Guarantor and any other Person.

                  "Notwithstanding the payment in full of all Guarantor Senior Indebtedness of any Guarantor, the provisions of this Article Fifteen shall be reinstated and revived, and the enforceability of such provisions shall continue, in each case to the extent permitted by law, with respect to (and only with respect to) any amount of Guarantor Senior Indebtedness of any Guarantor which such Guarantor shall have repaid to the holders thereof (or to their representative or the trustee under the indenture under which the instruments evidencing such Guarantor Senior Indebtedness shall have been issued) following a demand for such repayment by such holders (or representatives or trustee) made pursuant to provisions set forth in the instrument evidencing such Guarantor Senior Indebtedness or under which such Guarantor Senior Indebtedness shall have been issued, which provisions entitle such holders (or such representative or trustee) to demand such repayment upon the occurrence of a Change in Control or other substantially similar event with respect to the Issuer specified therein, if such amount thereafter must be restored or returned by such holders of such Guarantor Senior Indebtedness (or representative or trustee) because it constitutes a voidable preference under Section 547 of Title 11 of the United States Code (or any successor provision thereto) or under any similar provision of any other applicable Bankruptcy Law or a fraudulent transfer under any applicable law regarding fraudulent transfers.

                  "SECTION 15.10. Notice to Trustee. Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of such Guarantor's Guaranty. Failure to give such notice shall not affect the subordination of such Guarantor's Guaranty to any Guarantor Senior Indebtedness of such Guarantor. Notwithstanding the provisions of this Article Fifteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Guaranty of any Guarantor, unless and until the Trustee shall have received written notice thereof at the address specified in Section 11.4 from a Guarantor, the Issuer or a holder of Guarantor Senior Indebtedness of a Guarantor or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Responsible Officer of the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of any Guaranty Obligations), the notice with respect to such money provided for in this Section 15.10, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

                  "Subject to the provisions of Section 6.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of

         Guarantor Senior Indebtedness of any Guarantor (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness of any Guarantor to participate in any payment or distribution pursuant to this Article Fifteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Fifteen, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such Person pursuant to the terms of this Indenture pending judicial determination as to the right of such Person to receive such payment.

                  "SECTION 15.11. Reliance on Judicial Order or Certificate of Liquidation Agent. Upon any payment or distribution of assets of any Guarantor referred to in this Article Fifteen, the Trustee, subject to the provisions of Section 6.1, and the Holders of the Senior Subordinated Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Senior Subordinated Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen.

                  "SECTION 15.12. Trustee Not Fiduciary for Holders of Guarantor Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness of any Guarantor and not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Senior Subordinated Notes or to any Guarantor or to any other Person cash, property or securities to which any holders of Guarantor Senior Indebtedness of any Guarantor shall be entitled by virtue of this Article Fifteen or otherwise. The Trustee shall not be charged with knowledge of the existence of Guarantor Senior Indebtedness of any Guarantor or of any facts that would prohibit any payment pursuant to the Guaranty of any Guarantor unless a Responsible Officer of the Trustee shall have received written notice to that effect at the address of the Trustee set forth in Section 11.4. With respect to the holders of Guarantor Senior Indebtedness of any Guarantor, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article Fifteen and no implied covenants or obligations with respect to holders of Guarantor Senior Indebtedness of any Guarantor shall be read into this Indenture against the Trustee.

                  "SECTION 15.13. Rights of Trustee as Holder of Guarantor Senior Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Fifteen with respect to any Guarantor Senior Indebtedness of any Guarantor which may at any time be held by it, to the same extent as any other holder of such Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                  "Nothing in this Article Fifteen shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.6.

                  "SECTION 15.14. Article Fifteen Applicable to Paying Agents. In case at any time any paying agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term "Trustee" as used in this Article Fifteen shall in such case (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article Fifteen in addition to or in place of the Trustee; provided, however, that
         Section 15.10 and 15.12 shall not apply to the Issuer, any Guarantor or any Subsidiary or Affiliate of the Issuer or any Guarantor if the Issuer or such Guarantor or such Subsidiary or Affiliate acts as paying agent.

                  "SECTION 15.15 Limitation in Ranking of Future Indebtedness of the Guarantors. No Guarantor will incur any Debt which is subordinated by the terms of the instrument creating such Debt in right of payment to any other Debt of such Guarantor and which is not expressly by the terms of the instrument creating such Debt made pari passu with, or subordinate and junior in right of payment to, such Guarantor's Guaranty. For purposes of the foregoing sentence, it is hereby expressly agreed and understood that all references to Debt of any Guarantor shall include all obligations of such Guarantor as guarantor of any Debt of others.

                                   ARTICLE TWO
                                  MISCELLANEOUS

                  SECTION 2.1 Ratification of Indenture; First Supplemental Indenture Part of Indenture. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes.

                  SECTION 2.2 Concerning the Trustee. The rights and duties of the Trustee shall be determined by the express provisions of the Indenture and except as expressly set forth in this First Supplemental Indenture, nothing in this First Supplemental Indenture shall in any way modify or otherwise affect the Trustee's rights and duties thereunder. The Trustee makes no representation or warranty as to the validity with respect to the Issuer or the Guarantors or sufficiency of this First Supplemental Indenture and, except insofar as relates to the validity hereof with respect to the Trustee, shall not be liable in connection therewith.

                  SECTION 2.3 New York Law to Govern. This First Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State.

                  SECTION 2.4 Separability. In case any one or more of the provisions contained in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture, but this First Supplemental Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  SECTION 2.5 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  SECTION 2.6 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

"Issuer"                             KB HOME, a Delaware corporation

                                     By: _________________________
                                     Title:

"Trustee"                            SUNTRUST BANK, as Trustee

                                     By: _________________________
                                     Title:

"Guarantors"                         KB HOME PHOENIX INC., an Arizona
                                     corporation

                                     By: _________________________
                                     Title:

                                     KB HOME COASTAL INC., a California
                                     corporation

                                     By: _________________________
                                     Title:

                                     KB HOME NORTH BAY INC., a California
                                     corporation

                                     By: _________________________
                                     Title:

                                     KB HOME SOUTH BAY INC., a California
                                     corporation

                                     By: _________________________
                                     Title:

                                     KB HOME GREATER LOS ANGELES INC., a
                                     California corporation

                                     By: _________________________
                                     Title:

                                     KB HOME COLORADO INC., a Colorado
                                     corporation

                                     By: _________________________
                                     Title:

                                     KB HOME NEVADA INC., a Nevada corporation

                                     By: _________________________
                                     Title:

                                     KB HOME LONE STAR LP, a Texas limited
                                     partnership

                                     By:  KBSA, Inc., a Texas corporation,
                                          Its general partner

                                     By: _________________________
                                     Title: